Exhibit 99(a)(1)(C)

Return to:

Regular Mailing Address: Overnight Mailing Address:
Hines Global REIT II, Inc. Hines Global REIT II, Inc.
P.O. Box 219010 430 W. 7th Street
Kansas City, Missouri 64121 Kansas City, Missouri 64105

Hines Investor Relations
Toll-Free: 888.220.6121

NOTICE OF WITHDRAWAL OF TENDER OF
SHARES HELD IN HINES GLOBAL REIT II, INC.

COMPLETING AND RETURNING THIS FORM WILL RESCIND YOUR TENDER OF YOUR SHARES. PLEASE ONLY COMPLETE AND RETURN THIS FORM IF YOU WISH TO RESCIND YOUR TENDER FOR THE OFFER DATED OCTOBER 3, 2017.

The undersigned recognizes that upon the receipt on a timely basis of this Notice of Withdrawal, properly executed, the shares (the “Shares”) of Hines Global REIT II, Inc. (the “Company”) previously tendered will not be purchased by the Company.

Information

Tendered pursuant to the Company’s Offer to Purchase dated October 3, 2017 (the “Offer”).

The Offer will expire at, and this Notice of Withdrawal must be received by the Company either by hand-delivery, mail or facsimile before 5:00 P.M., Central Time, on November 15, 2017, unless the Offer is extended. This form also may be used to rescind your tender of Shares if the Company has not accepted your Shares for payment at any time after December 1, 2017 (which is 40 business days after the commencement of the Offer).

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN TO THE FOLLOWING ADDRESS:

Regular Mailing Address:		Overnight Mailing Address:
Hines Global REIT II, Inc.		Hines Global REIT II, Inc.
P.O. Box 219010		430 W. 7th Street
Kansas City, Missouri 64121		Kansas City, Missouri 64105

Phone: 888.220.6121
Fax: 713.966.2661

You are responsible for confirming that this Notice of Withdrawal is received by the Company at the address above.

One	Investor Information

Print name(s) as registered on the account.	Name(s) On the Account

Hines Global REIT II, Inc. Account Number	Social Security Number or TIN on Account
Financial Advisor Name and Phone Number

Two	Withdrawal Request

A. The undersigned previously submitted a Letter of Transmittal dated ______________________, 2017, tendering Shares to be purchased by the Company, in the amount of :
☐ All Shares as of the Expiration Date, or
☐ _____________ Shares (less than all Shares as of the Expiration Date).

B. The undersigned now seeks to withdraw the tender in the amount of:
☐ All Shares previously tendered, or
☐ _____________ Shares (if the undersigned seeks to withdraw an amount less than the total amount of Shares previously tendered).

The undersigned recognizes that upon the receipt on a timely basis of this Notice of Withdrawal, properly executed, the amount of Shares indicated in Section B of this Box Two that were previously tendered will not be purchased by the Company.

Three	Authorized Signatures

Sign exactly as your account is registered	Investor Name (Please Print) Signature Date
Investor Name (Please Print) Signature Date